                                                                    Exhibit (h2)

                            ADMINISTRATION AGREEMENT

      AGREEMENT made as of 15th day of August, 2003 by and among each of the entities listed on Appendix A hereto, as such Appendix A may be amended in writing by the parties from time to time (each a "Fund" and collectively, the "Funds"), and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Bank").

      WHEREAS, each Fund desires to retain the Bank to render certain administrative services to such Fund and the Bank is willing to render such services in accordance with the terms hereof;

      NOW, THEREFORE, in consideration of the mutual covenants herein set forth, it is agreed between the parties hereto as follows:

      1. Appointment. Each Fund hereby appoints the Bank to act as Administrator of the Fund on the terms set forth in this Agreement. The Bank accepts such appointment and agrees to render the services herein set forth for fees that shall be agreed to from time to time in a signed writing between the parties that is incorporated herein by this reference.

      2. Delivery of Documents. Each Fund has furnished the Bank with, or has caused to be furnished to the Bank, and the Bank acknowledges receipt of, copies properly certified or authenticated of each of the following:

            (a) Resolutions of the Fund's Board or Manager authorizing the appointment of the Bank to provide certain administrative services to the Fund and approving this Agreement;

            (b) The Fund's incorporating documents and all amendments thereto (the "Articles");

            (c) The Fund's by-laws and all amendments thereto (the "By-Laws");

            (d) The Fund's agreements with all service providers, which include any investment advisory agreements, sub-investment advisory agreements, operations monitoring agreements, custody agreements, distribution agreements and transfer agency agreements (collectively, the "Agreements");

            (e) The Fund's most recent prospectus or offering documents (the "Prospectus"); and any Registration Statement on Form N-1A (the "Registration Statement") filed under the Securities Act of 1933 and under the Investment Company Act of 1940 (the "1940 Act") and all amendments thereto; and

            (f) Such other certificates, documents or opinions as may mutually be deemed necessary or appropriate for the Bank in the proper performance of its duties hereunder.

            Each Fund will immediately furnish the Bank with copies of all amendments of or supplements to the foregoing. Furthermore, each Fund will use its best efforts to notify the Bank as soon as possible of any matter which may materially affect the performance by the Bank of its services under this Agreement.

      3. Duties of Administrator. Subject to the supervision and direction of the Board or the Manager, the Bank, as Administrator, will perform the services described in Appendix B hereto. The Bank may, from time to time, perform additional duties and functions which shall be set forth in an amendment to such Appendix B executed by the parties hereto.

      In performing all services under this Agreement, the Bank shall act in conformity with a Fund's formation documents and the Prospectus, as the same may be amended from time to time. Notwithstanding any item discussed herein, the Bank has no discretion over a Fund's choice of investments and cannot be held liable for any problem to the extent relating solely to such choice of investments.

      4. Duties of the Funds.

            (a) Each Fund upon reasonable notice from the Bank requesting a determination with respect to any trade, is solely responsible to inform the Bank whether such sale of Fund shares are exempt transactions that do not require any blue sky registration or filings. The Bank shall cooperate with each Fund in its reasonable requests for assistance and information required in accomplishing the duties described in this Section 4(a).

            (b) With the consent of an officer of a Fund (which consent shall not be unreasonably withheld), such Fund shall make its legal counsel available to the Bank for instruction with respect to any matter of law arising in connection with the Bank's duties hereunder, and the Fund acknowledges that the Bank shall be entitled to rely in good faith on such instruction without unreasonable further investigation on the part of the Bank.

      5. Fees and Expenses of the Bank. For the services rendered by the Bank hereunder, the Funds will pay to the Bank such fees that shall be agreed to from time to time in a signed writing between the parties that is incorporated herein by this reference. The Funds will also pay or reimburse the Bank from time to time for all necessary proper disbursements, expenses and charges made or incurred by the Bank in the performance of this Agreement (including any duties listed on any Schedule hereto, if any) including any indemnities for any loss, liabilities or expense to the Bank as provided herein. The Bank will also be entitled to reimbursement by the Funds for all reasonable expenses incurred in conjunction with termination of this Agreement and any conversion or transfer work done in connection therewith.

      Fees and expenses will be calculated monthly. Fees and expenses owed to the Bank for any month may be charged against any cash balance held by a Fund per the payment date listed in Appendix C hereto. Fees charged to an account may result in an overdraft that will be subject to normal interest charges. A Fund will have thirty (30) days after the receipt of an invoice to dispute any charge that appears on such invoice. After such thirty (30) day period, the undisputed invoice will be deemed to be complete and accurate; provided, however, that each Fund retains the right to dispute any invoice previously deemed to be complete and accurate if subsequently arising information indicates that such invoice or any charge thereon may be inaccurate or improperly or fraudulently claimed or paid. Any disputed invoice will be deemed to be complete and accurate only upon satisfactory resolution of the dispute thereto; provided, however, that each Fund retains the right to dispute further any previously disputed invoice deemed by resolution to be complete and accurate if subsequently arising information indicates that such invoice or any charge thereon may be inaccurate or improperly or fraudulently claimed or paid.

      6. Limitation of Liability.

            (a) Notwithstanding anything in this Agreement to the contrary, in no event shall the Bank or any of its officers, directors, employees or agents (collectively, the "Bank Indemnified Parties") be liable to a Fund or any third party, and each Fund shall indemnify and hold the Bank and the Bank Indemnified Parties harmless from and against any and all loss, damage, liability, actions, suits, claims, costs and expenses, including legal fees (a "Claim"), arising as a result of any act or omission of the Bank or any Bank Indemnified Party under this Agreement, except for any Claim resulting from the negligence, willful misfeasance or bad faith of the Bank or any Bank Indemnified Party. Without limiting the foregoing, neither the Bank nor the Bank Indemnified Parties shall be liable for, and the Bank and the Bank Indemnified Parties shall be indemnified against, any Claim arising as a result of: (i) the actions or omissions of the Fund or its agents; or (ii) the offer or sale of any securities of the Fund in violation of (x) any requirement under the federal securities laws or regulations, or (y) any requirement under the securities laws or regulations of any state or jurisdiction.

            (b) The Bank may apply to a Fund at any time for instructions and may consult counsel for such Fund, or its own counsel, and with accountants and other experts with respect to any matter arising in connection with its duties hereunder, and the Bank shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction, or with the opinion of such counsel, accountants, or other experts. The Bank shall not be liable for any act or omission taken or not taken in reliance upon any document, certificate or instrument which it reasonably believes to be genuine and to be signed or presented by the proper person or persons. The Bank shall not be held to have notice of any change of authority of any officers, employees, or agents of the Fund or the Fund until receipt of written notice thereof has been received by the Bank from the Fund.

            (c) In the event the Bank is unable to perform, or is delayed in performing, its obligations under the terms of this Agreement because of acts of God, strikes, legal constraint, government actions, war, emergency conditions, interruption of electrical power or other utilities, equipment or transmission failure or damage reasonably beyond its control or other causes reasonably beyond its control, the Bank shall not be liable to a Fund for any damages resulting from such failure to perform, delay in performance, or otherwise from such causes.

            (d) Notwithstanding anything to the contrary in this Agreement, in no event shall the Bank be liable for special, incidental or consequential damages, even if advised of the possibility of such damages.

            (e) The Bank shall indemnify and hold the Fund harmless from and against any Claim to the extent such Claim results from the negligence, willful misfeasance or bad faith of the Bank or any Bank Indemnified Party

      7. Term; Termination of Agreement.

            (a) The term of this Agreement shall be three (3) years commencing upon the date hereof (the "Initial Term"), unless earlier terminated as provided herein. After the expiration of the Initial Term, the term of this Agreement shall automatically renew for successive one-year terms (each a "Renewal Term") unless written notice of non-renewal is delivered by the non-renewing party to the other party no later than ninety (90) days prior to the expiration of the Initial Term or any Renewal Term, as the case may be.

                  Either party hereto may terminate this Agreement prior to the expiration of the Initial Term or any Renewal Term in the event the other party violates any material provision of this Agreement, provided that the violating party does not cure such violation within ninety (90) days of receipt of written notice from the non-violating party of such violation.

                  This Agreement also may be terminated by the Funds if the Bank fails to cure, within ninety (90) days of receipt of a written notice from an officer of the Funds and to such officer's reasonable satisfaction, the Funds' determination, in the reasonable discretion of the Fund's governing body, that the services being rendered by the Bank under this Agreement fail in a material way to meet a standard of quality reasonably expected by a consumer of services in the fund administration business.

            (b) At any time after the termination of this Agreement, a Fund may, upon written request, have reasonable access to the records of the Bank relating to its performance of its duties as Administrator.

      8. Miscellaneous.

            (a) Any notice or other instrument authorized or required by this Agreement to be given in writing to a Fund or the Bank shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

                  To the Fund:

                        c/o TIFF Advisory Services, Inc.
                        590 Peter Jefferson Parkway, Ste. 250
                        Charlottesville, VA  22911
                        Attn: Richard J. Flannery, Chief Executive Officer With a copy to: Tina M. Leiter

                  To the Bank:

                        Investors Bank & Trust Company
                        200 Clarendon Street, P.O. Box 9130
                        Boston, MA  02117-9130
                        Attention: Carol Lowd, Senior Director
                        With a copy to: John E. Henry, General Counsel

            (b) This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable without the written consent of the other party.

            (c) This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to its conflict of laws provisions.

            (d) This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

            (e) The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

      9. Confidentiality. The parties hereto agree than any non-public information obtained hereunder concerning another party is confidential and may not be disclosed without the consent of the other party, except as may be required by applicable law or at the request of a governmental agency or self-regulatory organization. The parties further agree that a breach of this provision would irreparably damage a party and accordingly agree that each of them is entitled, in addition to all other remedies at law or in equity, to an injunction or injunctions without bond or other security to prevent breaches of this provision. In addition, the parties further agree that any Nonpublic Personal Information, as defined under Section 248.3(t) of Regulation S-P ("Regulation S-P"), promulgated under the Gramm-Leach-Bliley Act (the "Act"), disclosed by a party hereunder is for the specific purpose of permitting the other party to perform the services set forth in this Agreement. Each party agrees that, with respect to such information, it will comply with Regulation S-P and the Act and that it will not disclose any Nonpublic Personal Information received in connection with this Agreement, to any other party, except as necessary to carry out the services set forth in this Agreement or as otherwise permitted by Regulation S-P or the Act.

      10. Use of Name. No Fund shall use the name of the Bank or any of its affiliates in any prospectus, sales literature or other material relating to the Fund in a manner not approved by the Bank prior thereto in writing; provided however, that the approval of the Bank shall not be required for any use of its name which merely refers in accurate and factual terms to its appointment hereunder or which is required by the Securities and Exchange Commission or any state securities authority or any other appropriate regulatory, governmental or judicial authority; provided, further, that in no event shall such approval be unreasonably withheld or delayed.

      11. Cooperation with Consultants. The Bank agrees to cooperate fully with any consultants or vendor management companies engaged by the Funds. Upon written request by the Funds, the Bank agrees to provide such consultants or vendor management companies information concerning the Funds and any information concerning the Bank's servicing of the Funds as is generally provided to the Bank's clients. For avoidance of doubt, the parties acknowledge that the Funds have engaged EOS Fund Services LLC to act as their Operations Monitoring Agent and that this cooperation agreement applies to all contacts and activities between the Bank and EOS Fund Services LLC until the Bank may be otherwise notified by the Funds in writing.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date first written above.


                                         EACH ENTITY LISTED ON APPENDIX A HERETO


                                         By: /s/ Richard J. Flannery
                                             --------------------------------
                                         Name: Richard J. Flannery
                                         Title: President


                                         INVESTORS BANK & TRUST COMPANY


                                         By: /s/ Robert D. Mancuso
                                             --------------------------------
                                         Name: Robert D. Mancuso
                                         Title: Senior Vice President

                                   Appendices

      Appendix A................................................ Funds

      Appendix B................................................ Services

      Appendix C................................................ Fees

                                   APPENDIX A


FUNDS

TIFF INVESTMENT PROGRAM, INC.

TIFF U.S. EQUITY FUND
TIFF INTERNATIONAL EQUITY FUND
TIFF GOVERNMENT BOND FUND
TIFF SHORT-TERM FUND
TIFF MULTI-ASSET FUND

TIFF PARTNERS I, LLC
TIFF PARTNERS II, LLC
TIFF PARTNERS III, LLC
TIFF PARTNERS IV, LLC
TIFF PARTNERS V-US, LLC
TIFF PARTNERS V-INTERNATIONAL, LLC
TIFF REALTY AND RESOURCES I, LLC
TIFF REAL ESTATE PARTNERS I, LLC
TIFF REAL ESTATE PARTNERS II, LLC
TIFF SECONDARY PARTNERS I, LLC

TIFF ABSOLUTE RETURN POOL
TIFF ABSOLUTE RETURN POOL II

                                   APPENDIX C

                NAME OF ENTITY                         PAYMENT DATE
      -------------------------------------------------------------------
      TIFF Investment Program, Inc.             Last business day of the
                                                month, in arrears
      -------------------------------------------------------------------
      TIFF Partners I, LLC                      First business day of the
                                                month, in advance
      -------------------------------------------------------------------
      TIFF Partners II, LLC                     First business day of the
                                                month, in advance
      -------------------------------------------------------------------
      TIFF Partners III, LLC                    First business day of the
                                                month, in advance
      -------------------------------------------------------------------
      TIFF Partners IV, LLC                     First business day of the
                                                month, in advance
      -------------------------------------------------------------------
      TIFF Partners V-US, LLC                   First business day of the
                                                month, in advance
      -------------------------------------------------------------------
      TIFF Partners V-International, LLC        First business day of the
                                                month, in advance
      -------------------------------------------------------------------
      TIFF Realty and Resources I, LLC          First business day of the
                                                month, in advance
      -------------------------------------------------------------------
      TIFF Real Estate Partners I, LLC          First business day of the
                                                month, in advance
      -------------------------------------------------------------------
      TIFF Real Estate Partners II, LLC         First business day of the
                                                month, in advance
      -------------------------------------------------------------------
      TIFF Secondary Partners I, LLC            First business day of the
                                                month, in advance
      -------------------------------------------------------------------
      TIFF Absolute Return Pool                 First business day of the
                                                month, in advance
      -------------------------------------------------------------------
      TIFF Absolute Return Pool II              First business day of the
                                                month, in advance
      -------------------------------------------------------------------